Exhibit 99.1

Workhorse Group Reports Third Quarter 2024 Results

CINCINNATI, November 19, 2024 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or the “Company”), an American technology company focused on pioneering the transition to zero-emission commercial vehicles, today reported financial results for the third quarter ended September 30, 2024.

Management Commentary

“We continue to make steady progress on several fronts here at Workhorse,” said Company CEO Rick Dauch. “Securing a three-year Master Framework Agreement with FedEx is an extremely important and commercially validating milestone for us as an emerging commercial EV company. We have already built and shipped the first 15 trucks under this agreement and believe we will earn a larger order from FedEx in 2025. We also recently announced several new purchase orders with independent FedEx Ground contractors and are working diligently to convert the positive conversations and vehicle demos we are having with both contractors and other fleets into firm purchase orders.

Mr. Dauch added: “I’m excited to announce that that we have been awarded a General Services Administration (GSA) contract, which further expands our reach by enabling federal government agencies that desire to purchase our vehicles the ability to more easily procure Workhorse vehicles. We continue to see the industry slowly, but steadily, shifting towards zero-emissions, especially in California and other key regions across the country. Workhorse stands ready as a capable and reliable partner to help businesses and government owned fleets execute on their sustainability initiatives.”

Executing Strategic and Financial Actions

●	Creating Strong Partnerships with Commercial Last-Mile Delivery Customers: In July, Workhorse and FedEx signed a three-year Master Framework Agreement, and FedEx placed an initial order for 15 W56 step vans, which were delivered for upfit during the third quarter. Following the FedEx Forward Service Provider Summit event in early October, the Company received purchase orders for seven additional W56 electric step vans, which are expected to be delivered in the fourth quarter for completion of third-party upfit. Workhorse continues to experience increased parcel delivery fleet interest, with multiple demos planned in California and additional units in the quoting process.

●	Advancing EV Product Roadmap with Extended Product Offerings: The Company’s 208-inch extended wheelbase version of the all-electric W56 step van was certified to meet full FMVSS (Federal Motor Vehicle Safety Standards) and received HVIP (Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project) certification. The 208-inch version extends Workhorse’s product offering to meet larger cargo-volume requirements, while providing the same efficient and robust platform as the 178-inch version. For customers interested in a reduced range option, Workhorse is currently designing and validating a 140-kWh battery option for the W56 chassis which will have a range of 100 miles per charge.

●	Establishing Government and Cooperative Purchasing Partnerships: Last week, Workhorse was awarded a General Services Administration (GSA) Multiple Award Schedule (MAS) contract. This milestone allows federal government agencies to streamline procurement of Workhorse vehicles. This award follows a comprehensive review of the Company’s capabilities and inspection of its manufacturing facility, underscoring the quality and reliability of the Company’s processes and products. With the addition of GSA, Workhorse is now an approved supplier under multiple cooperative purchasing agreements, including Sourcewell and the Florida Sheriff’s Association Purchasing Program, which supports police departments, municipalities, and educational institutions across the United States. In addition, the Company’s vehicles are available through OMNIA Partners via its dealer, Doering Fleet Management, and the Company anticipates adding Canoe, Sourcewell’s Canadian counterpart, upon completing pending certifications for Canadian vehicle sales. These partnerships reinforce the Company’s commitment to expanding access to reliable, zero-emission trucks for public sector fleets across North America.

●	Conserving Cash and Extending Financial Runway: Workhorse continues to take steps to manage costs across the organization and strengthen its financial position. During the third quarter, the Company began realizing the benefits of cost- and cash-saving measures taken during the first and second quarters to improve its liquidity and working capital requirements. The Company also received additional proceeds in the third quarter from the financing agreement entered into on March 15, 2024.

●	Showcasing Reliability, Durability, and Real-World Capabilities on the Road: During a delivery route testing with FedEx Express, the W56 achieved an impressive 31 MPGe (miles per gallon equivalent), compared to the national average fuel economy of 7 MPG for internal combustion engine delivery trucks. The test demonstrated the W56’s significantly lower energy consumption per mile and reduced operating costs for fleet operators, aligning with Workhorse’s own field data. The recent 1,000-mile drive by the W56 to the FedEx Forward event in Orlando, Florida, averaging 27 MPGe in adverse weather conditions showcased the reliability, real-world durability, and performance of the step-van. Based on extensive cost data collected during 12-18 months of daily operations at Stables by Workhorse (the Company’s owned and operated FedEx Ground contractor business), the investment in EV step vans has an expected payback of less than five years, without factoring in any state level incentives.

Third Quarter Financial Results

Sales, net of returns and allowances, for the third quarter of 2024 and 2023 were $2.5 million and $3.0 million, respectively. The decrease in sales was primarily due to the non-recurrence of a $2.3 million sales allowance reversal related to W4 CC vehicle sales recognized in the prior period and an increase in W4 CC and W56 truck sales in the current period of $1.8 million.

Cost of sales was $6.6 million in the third quarter compared to $6.6 million in the same period last year. Cost of sales was primarily flat as increased costs related to direct materials due to higher sales volume were offset by lower inventory reserves of $1.1 million and lower direct and indirect labor costs of $1.0 million primarily due to lower headcount as a result of employee furloughs during the period.

Selling, general, and administrative (“SG&A”) expenses decreased to $7.7 million in the third quarter compared to $11.8 million in the same period last year. The decrease in SG&A expenses was primarily driven by a $1.8 million reduction in employee compensation and related expenses due to lower headcount, a decrease of $1.1 million in consulting expenses, a $0.3 million decrease in legal and professional expenses, and lower corporate insurances of $0.3 million.

Research and development (“R&D”) expenses decreased to $2.3 million in the third quarter compared to $5.8 million in the same period last year. The decrease in R&D expenses was primarily driven by a $2.1 million decrease in employee compensation and related expenses due to lower headcount and a $0.8 million reduction in consulting expenses.

Net interest expense for the third quarter of 2024 was $8.3 million compared to net interest income of $0.4 million for the same period last year. The increase was primarily due to $5.3 million fair value net loss on note conversions and $2.9 million in financing fees related to funds received.

Net loss was $25.1 million compared to $30.6 million in the same period last year.

As of September 30, 2024, the Company had $3.2 million in cash and cash equivalents, total receivables of $3.7 million, net inventory of $43.2 million, and accounts payable of $10.5 million.

Third Quarter Financial Overview

“We continue to take steps to extend our operational runway and manage our cash flow efficiently through reducing operating costs and improving our liquidity and working capital requirements,” said Workhorse CFO Bob Ginnan. “We are confident in our ability to generate additional purchase orders and revenue from our customers while strengthening our financial position.”

Conference Call

Workhorse management will hold a conference call today, November 14, 2024 at 6:00 p.m. Eastern time (3:00 p.m. Pacific time) to discuss these results and answer related questions.

U.S. dial-in: 877-407-8289

International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse’s website.

A telephonic replay of the conference call will be available through November 26, 2024.

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay ID: 13749999

About Workhorse Group Inc.

Workhorse is a technology company focused on providing ground-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

The discussions in this press release contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this presentation. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext platforms; our ability to attract and retain customers for our existing and new products; the possible implementation of changes to the existing tariff regime by the incoming presidential administration; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; the ability to protect our intellectual property; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and Israel) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our ability to regain compliance with the listing requirements of the Nasdaq Capital Market and otherwise maintain the listing of our securities thereon and the impact of any steps to regain such compliance; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions, Inc.; our ability to consummate and realize the benefits of a potential sale and leaseback transaction of our Union City facility; and our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Tom Colton and Greg Bradbury

Gateway Group

949-574-3860

WKHS@gateway-grp.com

Workhorse Group Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,244,806	$25,845,915
Restricted cash	—	10,000,000
Accounts receivable, less allowance for credit losses of $0.2 and $0.2 million as of September 30, 2024 and December 31, 2023, respectively	682,673	2,326,774
Other receivables	3,002,143	2,143,435
Inventory, net	43,186,462	45,408,192
Prepaid expenses and other current assets	7,357,838	8,101,162
Total current assets	57,473,922	93,825,478
Property, plant and equipment, net	34,825,810	37,876,955
Operating lease right-of-use assets, net	3,465,637	4,174,800
Finance lease right-of-use assets, net	5,470,933	5,621,181
Other assets	176,310	176,310
Total Assets	$101,412,612	$141,674,724
Liabilities
Current liabilities:
Accounts payable	$10,572,525	$12,456,272
Accrued and other current liabilities	8,384,321	4,862,740
Deferred revenue	6,350,581	4,714,331
Warranty liability	776,423	1,902,647
Operating lease liabilities, current	1,001,120	1,012,428
Finance lease liabilities, current	2,100,635	2,548,184
Warrant liability	7,229,919	5,605,325
Current portion of convertible notes	13,182,467	20,180,100
Total current liabilities	49,597,991	53,282,027
Operating lease liabilities, long-term	4,556,738	5,280,526
Total Liabilities	54,154,729	58,562,553
Commitments and contingencies
Stockholders’ Equity:
Common stock, par value $0.001 per share, 450,000,000 shares authorized, 31,862,091 shares issued and outstanding as of September 30, 2024 and 14,299,042 shares issued and outstanding as of December 31, 2023 (presented on a reverse stock split-adjusted basis)	31,862	14,299
Additional paid-in capital	879,405,617	834,666,123
Accumulated deficit	(832,179,596)	(751,568,251)
Total stockholders’ equity	47,257,883	83,112,171
Total Liabilities and Stockholders’ Equity	$101,412,612	$141,674,724

Workhorse Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales, net of returns and allowances	$2,509,717	$3,028,545	$4,691,451	$8,688,423
Cost of sales	6,642,549	6,557,358	21,386,676	20,312,854
Gross loss	(4,132,832)	(3,528,813)	(16,695,225)	(11,624,431)
Operating expenses
Selling, general and administrative	7,722,014	11,756,291	33,883,845	40,448,651
Research and development	2,313,423	5,771,588	7,834,113	18,056,182
Total operating expenses	10,035,437	17,527,879	41,717,958	58,504,833
Loss from operations	(14,168,269)	(21,056,692)	(58,413,183)	(70,129,264)
Interest income (expense), net	(8,317,813)	410,980	(15,109,136)	1,466,839
Fair value adjustment (loss) on warrants	(2,649,477)	—	(7,089,027)	—
Other income (loss)	—	(10,000,000)	—	(10,000,000)
Loss before benefit for income taxes	(25,135,559)	(30,645,712)	(80,611,346)	(78,662,425)
Benefit for income taxes	—	—	—	—
Net loss	$(25,135,559)	$(30,645,712)	$(80,611,346)	$(78,662,425)

Net loss per share of common stock
Basic and Diluted*	$(0.98)	$(2.84)	$(4.06)	$(8.29)

Weighted average shares used in computing net loss per share of common stock
Basic and Diluted*	25,589,725	10,793,926	19,879,290	9,487,842